UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2010

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 8, 2010, Tegal Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive days prior to the date of the letter, the Company’s common stock did not maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), as required by Nasdaq Listing Rule 5550(a)(2).

The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market at this time.  Under the Nasdaq Listing Rules, the Company has 180 calendar days, or until January 4, 2011, to regain compliance. If, at anytime before January 4, 2011, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and the matter will be closed.  If the Company does not regain compliance by January 4, 2011, the Company may receive an additional 180 day grace period to regain compliance, provided that the Company meets the initial listing standards for The Nasdaq Capital Market (other than the Minimum Bid Price Requirement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 12, 2010

TEGAL CORPORATION

By:	/s/ Thomas R. Mika
Name:	Thomas R. Mika
Title:	President and Chief Executive Officer